EX 10.1
EXECUTION COPY

AGREEMENT FOR SETTLEMENT OF CLAIMS INCLUDING RELEASES
AND PURCHASE AND SALE OF BENEFICIAL INTERESTS

among
ALTERNA SPRINGERVILLE LLC and
LDVF1 TEP LLC

as Sellers;
WILMINGTON TRUST COMPANY and
WILLIAM J. WADE
as parties to certain Trust Agreements, each dated as of December 15, 1986, as amended, for the benefit of Sellers not in their individual capacities, but solely as Owner Trustees (except as expressly provided herein);
TUCSON ELECTRIC POWER COMPANY

as Purchaser;
and
UNS ENERGY CORPORATION
as Indemnitor

Dated as of
February 29, 2016

TABLE OF CONTENTS

		Page

ARTICLE I
DEFINITIONS
Section 1.1	Definitions	3
Section 1.2	Rules of Interpretation	6

ARTICLE II
CONDITIONS TO SETTLEMENT CLOSING
Section 2.1	Conditions to Obligations of Purchaser	7
Section 2.2	Conditions to Obligations of Sellers	7
Section 2.3	Satisfaction of Conditions Precedent	7
Section 2.4	Settlement Closing	8

ARTICLE III
SETTLEMENT OF CLAIMS
Section 3.1	Settlement of Purchaser’s Operating Costs and Other Claims	9
Section 3.2	Settlement of Outstanding Owner Trustees Costs	9
Section 3.3	Releases and Covenants Not to Sue	9
Section 3.4	Non-Admission of Liability or Obligation	10
Section 3.5	Dismissal of Current Actions	10

ARTICLE IV
PURCHASE AND SALE OF BENEFICIAL INTERESTS
Section 4.1	Purchase and Sale of Beneficial Interests	10
Section 4.2	Deliverables by Sellers	11
Section 4.3	Deliverables by Purchaser	11
Section 4.4	Netting at the Settlement Closing	12

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SELLERS AND TRUSTEES
Section 5.1	Beneficial Interests	13
Section 5.2	Existence	13
Section 5.3	Corporate Action	14
Section 5.4	No Conflict	14
Section 5.5	No Consent Required	14
Section 5.6	Litigation	14
Section 5.7	No Other Representations or Warranties	15
Section 5.8	Representations and Warranties of Wilmington and Wade	15

Exhibits

Exhibit A:	Form of Assignment and Assumption Agreements

Exhibits B - F:	Forms of Stipulations Dismissing the Current Actions

AGREEMENT FOR SETTLEMENT OF CLAIMS INCLUDING RELEASES
AND PURCHASE AND SALE OF BENEFICIAL INTERESTS
THIS AGREEMENT FOR SETTLEMENT OF CLAIMS INCLUDING RELEASES AND PURCHASE AND SALE OF BENEFICIAL INTERESTS (“Agreement”), dated as of this 29th day of February, 2016 (“Effective Date”), by and among ALTERNA SPRINGERVILLE LLC, a Delaware limited liability company (“Alterna”), LDVF1 TEP LLC, a Delaware limited liability company (“LDVF1” and together with Alterna, “Sellers”), WILMINGTON TRUST COMPANY, a Delaware trust company (“Wilmington”), and WILLIAM J. WADE, an individual (“Wade”), not in their individual capacities but solely as Owner Trustee and Cotrustee (except as expressly provided herein), respectively (together, “Owner Trustees”) under and pursuant to certain Trust Agreements, each dated as of December 15, 1986, as amended, for the benefit of Sellers as Owner Participants (“Trust Agreements”), TUCSON ELECTRIC POWER COMPANY, an Arizona corporation (“Purchaser”), and UNS ENERGY CORPORATION, an Arizona corporation (“Indemnitor”). Alterna, LDVF1, Owner Trustees, Purchaser, and Indemnitor are sometimes referred to herein collectively as the “Parties,” and individually as a “Party.”
Background
A.    Sellers are each Owner Participants under the Participation Agreement dated as of June 30, 1992 among Sellers, Purchaser, Owner Trustees, and other parties (“Participation Agreement”).
B.    Wilmington and Wade are Owner Trustee and Cotrustee, respectively, under and pursuant to the Trust Agreements.
C.    Owner Trustees are the owner of a 43.0693% Undivided Interest for the benefit of Alterna (“Alterna Undivided Interest”) and the owner of a 7.4257% Undivided Interest for the benefit of LDVF1 (“LDVF1 Undivided Interest”).
D.    Each Seller holds all of the right, title, and interest in and to one hundred percent (100%) of the beneficial interest under its respective Trust Agreement and in its respective Trust Estate (as defined in Section 2.01 of their respective Trust Agreements), and in their capacity as Owner Participants, all contractual rights and obligations, if any, in, to, and under the Facility Documents to which it is a party (“Alterna Beneficial Interest” as to Alterna; “LDVF1 Beneficial Interest” as to LDVF1; and “Beneficial Interests” collectively).
E.    Sellers and Purchaser desire to evidence the sale, transfer, conveyance, assignment, and delivery by Sellers to Purchaser, and assumption by Purchaser, of the Beneficial Interests.
F.    Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, their Beneficial Interests for a combined price of USD $85,000,000 pursuant to the terms and conditions set forth herein.
G.    Sellers and Owner Trustees on the one hand, and Purchaser on the other have certain outstanding disputes between them relating to the Facility, including the following currently pending legal actions: (a) Alterna Springerville LLC, et al. v. Tucson Electric Power Co., Index No. 653898/2014 (NY Supreme Court), (b) Tucson Electric Power Co. v. Alterna Springerville LLC et al., consolidated with Wilmington Trust Co. et al. v. Tucson Electric Power Co., Consolidated Matter, AAA Case No. 011500032729 (AAA Arbitration), (c) Alterna Springerville LLC, et al. v. Tucson Electric Power Co., Index No. 653064/2015 (NY Supreme Court), (d) Tucson Electric Power Company v. Wilmington Trust Co., et al., Index No. 653774/2015 (NY Supreme Court), and (e) Tucson Electric Power Co., FERC Docket No. ER15-124-003, on appeal sub nom Alterna Springerville LLC, et al. v. FERC, Ninth Circuit Case No. 15-73844 (FERC action) (collectively, “Current Actions”) all of which are currently stayed pending execution of this Agreement and, pursuant to the terms hereof, shall be fully settled and resolved upon completion of the Settlement Closing.
H.    As part of certain of the Current Actions and otherwise, Purchaser claims that it is owed operating and maintenance expenses, capital expenditures, administrative and general charges, property or other taxes or assessments (including without limitation, all such property or other taxes or assessments that were or could have been asserted by any state, county or local taxing authority), water costs, fuel costs, and any and all other costs and expenses arising out of or relating to the Facility, including without limitation, costs and expenses set forth on invoices and tax and other bills presented by Purchaser to Owner Trustees and/or Sellers under the Springerville Project Agreement or otherwise (“Operating Costs”). Without any admission of liability, fault or obligation whatsoever, the Parties wish to settle all Claims (as hereinafter defined), including without limitation, all of Purchaser’s claims for Operating Costs, specifically including all Facility operating and maintenance expenses which will be settled via a payment that Sellers will direct Owner Trustees to make at the Settlement Closing to Purchaser in the combined amount of USD $12,500,000 (“Operating Costs and Other Claims Settlement Amount”).
I.    As part of certain of the Current Actions, Sellers and/or Owner Trustees have asserted Claims against Purchaser. Without any admission of liability, fault, or obligation whatsoever, the Parties wish to settle all such Claims.
J.    Sellers and Purchaser have entered into a certain Memorandum of Understanding dated January 28, 2016 (“MOU”), that (i) sets forth the principal terms of settlement of all outstanding Claims among the Parties and the transfer of the Beneficial Interests from Sellers to Purchaser, including but not limited to, Purchaser’s and Indemnitor’s agreement to provide a mutually agreeable full indemnity to Sellers (and their respective officers, directors, employees, etc.) with respect to any and all past, current and/or future Claims or liabilities arising out of or related to the Facility, including but not limited to, environmental and other specifically-enumerated subject matters, and the Parties shall provide one another with customary mutually-agreeable reciprocal indemnities, and (ii) requires Sellers and Purchaser to negotiate and prepare definitive and legally binding agreements effectuating such settlement and transfer.
Agreements
In consideration of the foregoing Background and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, Sellers, Wilmington and Wade (solely with respect to Section 5.08 hereof), Owner Trustees, Purchaser, and Indemnitor, each intending to be legally bound, do hereby agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1    Definitions.
In this Agreement, capitalized terms not defined in this Section or in the preamble or Background of this Agreement shall have the meanings given to them in Schedule Z to the Participation Agreement.
“Agreement” has the meaning specified in the preamble, above.
“Alterna Beneficial Interest” has the meaning specified in Paragraph D of the Background, above.
“Alterna Purchase Price” has the meaning specified in Section 4.1(a)
“Alterna Undivided Interest” has the meaning specified in Paragraph C of the Background, above.
“Assignment and Assumption Agreements” has the meaning specified in Section 4.1(a).
“Beneficial Interests” has the meaning specified in Paragraph D of the Background, above.
“Chosen Court” has the meaning specified in Section 9.6.
“Claims” has the meaning specified in Section 3.3(a).
“Claim Notice” has the meaning specified in Section 8.4.
“Contamination” means the seeping, spilling, leaking, pumping, pouring, emitting, using, emptying, discharging, injecting, escaping, leaching, dumping, disposing, releasing or the presence of Regulated Substances which require notification, investigation, treatment, response or removal action or remediation under applicable Environmental Law.
“Current Actions” has the meaning specified in Paragraph G of the Background, above.
“Environmental Damages” shall mean all claims, costs and expenses (including construction costs), judgments, damages, losses, penalties, fines, liabilities, including strict liability, encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including reasonable attorneys’ and consultants’ fees and disbursements and any out-of-pocket costs payable by Indemnitee to a third party.
“Environmental Law” means all federal, state and local laws, including principles of common law, regulations, statutes, codes, rules, resolutions, directives, orders, executive orders, consent orders, guidance from regulatory agencies, policy statements, judicial decrees, standards, permits, licenses and ordinances, or any judicial or administrative interpretation of any of the foregoing, pertaining to the protection of land, water, air, health, safety or the environment, whether now or in the future enacted, promulgated or issued.
“Facility Documents” means the Operative Documents, the Project Documents and other documents and instruments, entered into pursuant to or contemplated by the Operative Documents and the Project Documents, by Owner Trustees or by anyone acting on Owner Trustees’ behalf (including agents, brokers, advisors, consultants, counsel, employees, officers, members, directors, shareholders, partners, trustees or beneficiaries), excluding any document unrelated to the Plant.
“FERC” means the Federal Energy Regulatory Commission.
“Governmental Authority(ies)” means any foreign, provincial, federal, state, or local government, or any other governmental, administrative, or judicial authority, body, entity, or agency with jurisdiction.
“Governmental Permits” means licenses, franchises, permits, privileges, immunities, approvals, and authorizations from Governmental Authorities.
“Indemnification Expenses” means any and all expenses incurred in connection with investigating, defending, or asserting any Claims, actions, suits, or other proceedings incident to any matter for which a Party is indemnified hereunder (including court filing fees and costs, arbitration fees and costs, witness fees, and reasonable fees and disbursements of legal counsel, expert witnesses, and other professionals).
“Indemnified Party” has the meaning specified in Section 8.4.
“Indemnifying Party” has the meaning specified in Section 8.4.
“Knowledge” means with respect to a Party, actual knowledge.
“LDVF1 Beneficial Interest” has the meaning specified in Paragraph D of the Background, above.
“LDVF1 Purchase Price” has the meaning specified in Section 4.1(b)
“LDVF1 Undivided Interest” has the meaning specified in Paragraph C of the Background, above.

“Losses” means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges.
“MOU” has the meaning specified in Paragraph J of the Background, above.
“Operating Costs” has the meaning specified in Paragraph H of the Background, above.
“Operating Costs and Other Claims Settlement Amount” has the meaning specified in Paragraph H of the Background, above.
“Outstanding Owner Trustees Costs” has the meaning specified in Section 7.2.
“Owner Trustees” has the meaning specified in the preamble to this Agreement.
“Participation Agreement” has the meaning specified in Paragraph A of the Background.
“Purchaser” has the meaning specified in the preamble to this Agreement.
“Purchaser Deliverables” has the meaning specified in Section 4.3.
“Purchaser Indemnified Parties” has the meaning specified in Section 8.1.
“Regulated Substances” includes any substances, chemicals, materials or elements that are prohibited, limited, regulated or governed by Environmental Law, or any other substances, chemicals, materials or elements: (i) defined as a “hazardous substance” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”) (42 U.S.C. §§9601, et seq), as amended by the Superfund Amendments and Reauthorization Act of 1986, and as further amended from time to time, and regulations promulgated thereunder; (ii) defined as a “regulated substance” within the meaning of Subtitle I of the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991), and regulations promulgated thereunder; (iii) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act (33 U.S.C. § 1321), or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. § 1317); (iv) defined as “hazardous”, “toxic”, or otherwise regulated, under Environmental Law adopted by the State of Arizona, or its agencies or political subdivisions; (v) petroleum, petroleum products or derivatives or constituents thereof; (vi) asbestos or asbestos-containing materials; (vii) urea formaldehyde foam insulation or urea formaldehyde foam insulation-containing materials; (viii) lead based paint or lead based paint-containing materials; (ix) polychlorinated biphenyls or polychlorinated biphenyl-containing materials; (x) radon or radon-containing or producing materials; (xi) the presence of which requires notification, investigation or remediation under Environmental Law or common law; causes or threatens to cause a nuisance or trespass upon the Facility or to adjacent properties, poses or threatens to pose a hazard to the health or safety of persons on or about the Facility; or (xi) by any laws of any government authority require special handling in its generation, collection, storage, treatment, or disposal.

“Released Parties” has the meaning specified in Section 3.3(a).
“Sellers” has the meaning specified in the preamble to this Agreement.
“Seller Indemnified Parties” has the meaning specified in Section 8.2.
“Seller Deliverables” has the meaning specified in Section 4.2.
“Settlement Closing” has the meaning specified in Section 2.4(a).
“Settlement Closing Date” has the meaning specified in Section 2.4(a).
“Settlement Termination Date” has the meaning specified in Section 2.3(a).
Section 1.2    Rules of Interpretation.
The following rules shall govern the interpretation of this Agreement:
(a)    Words importing the singular include the plural and words importing the plural include the singular and words importing gender include the masculine, feminine and neuter genders.
(b)    A reference to any agreement means the agreement as amended, modified or supplemented from time to time.
(c)    A reference to any law includes any amendment or modification thereto, all rules and regulations promulgated under such law, and all administrative and judicial authority exercisable thereunder.
(d)    A reference to any person or entity includes its permitted successors and assigns.
(e)    All accounting terms not specifically defined herein shall be construed in accordance with the generally accepted accounting principles and practices set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case, as applicable, as of the time of the relevant financial statements referred to herein.
(f)    The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole, including all exhibits hereto, and not to any particular provisions of this Agreement, and article, section, and exhibit references are to this Agreement unless otherwise specified.
(g)    The word “includes” or “including” shall mean “including, without limitation.”

ARTICLE II
CONDITIONS TO SETTLEMENT CLOSING
Section 2.1    Conditions to Obligations of Purchaser.
Unless waived in writing by Purchaser, the obligation of Purchaser hereunder to complete the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Settlement Closing of the following conditions:
(a)    each representation and warranty of Sellers, Wilmington, and Wade contained in this Agreement shall be true and accurate in all material respects on and as of the Settlement Closing Date with the same effect as though made on and as of such date, except for any changes, if any, as may be permitted by this Agreement;
(b)    the consummation of the transactions contemplated hereby shall not violate any order, decree, or judgment of any court or governmental body having competent jurisdiction; and
(c)    Purchaser shall have received authorization from the FERC for the transfer of Beneficial Interests and the acquisition by Purchaser of the Alterna Undivided Interest and the LDVF1 Undivided Interest and any other transactions contemplated by this Agreement as required.
Section 2.2    Conditions to Obligations of Sellers.
Unless waived in writing by Sellers, the respective obligations of Sellers hereunder to complete the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Settlement Closing of the following conditions:
(a)    each representation and warranty of Purchaser and Indemnitor contained in this Agreement shall be true and accurate in all material respects on and as of the Settlement Closing Date with the same effect as though made on and as of such date, except for any changes, if any, as may be permitted by this Agreement;
(b)    the consummation of the transactions contemplated hereby shall not violate any order, decree, or judgment of any court or governmental body having competent jurisdiction; and
(c)    Purchaser shall have received authorization from the FERC for the transfer of Beneficial Interests and the acquisition by Purchaser of the Alterna Undivided Interest and the LDVF1 Undivided Interest and any other transactions contemplated by this Agreement as required.
Section 2.3    Satisfaction of Conditions Precedent.
(a)    The Parties shall exercise good faith and due diligence and use their reasonable commercial efforts in satisfying the foregoing conditions precedent. Purchaser shall as soon as practicable following the Effective Date, file with the FERC an application seeking the FERC’s authorization for Purchaser to acquire the Beneficial Interests and for Purchaser to acquire the Alterna Undivided Interest and the LDVF1 Undivided Interest pursuant to this Agreement. The Sellers and Owner Trustees shall cooperate with the Purchaser in submitting such filing. Each Party shall bear its own costs in achieving satisfaction of such condition precedent, and each Party shall give prompt notice to the other Parties when such conditions precedent shall have been satisfied or waived in writing by the Party whose obligation is conditioned thereon.  The Parties shall execute an acknowledgment as of the Settlement Closing Date, stating that all of the conditions precedent in Sections 2.1 and 2.2 have been satisfied or waived.  If any such conditions are not so satisfied or waived on or before 120 days after the Effective Date then either Purchaser or Sellers may, by notice in writing to the other, terminate this Agreement (the date of such notice, the “Settlement Termination Date”); provided, however, that if the only conditions that have not been satisfied at the Settlement Termination Date are the conditions precedent set forth in Sections 2.1(c) and 2.2(c), the Settlement Termination Date shall automatically be extended by an additional sixty (60) days.  Notwithstanding the foregoing, no Party shall be relieved of its obligations hereunder by the failure to satisfy any condition precedent to the extent that the satisfaction of such condition is within such Party’s control.
(b)    No Party shall be liable to any other for the termination of this Agreement pursuant to this Section 2.3 and each Party shall bear its own costs and expenses attributable to the transactions herein contemplated, provided that Owner Trustees shall be reimbursed by Sellers for their actual costs (including reasonable attorneys’ fees and expenses) relating to this Agreement.
(c)    The stays of the Current Actions shall remain in effect until this Agreement is terminated or, if the Settlement Closing Date shall have occurred, until the dismissal of the Current Actions in accordance with Section 3.5. If this Agreement is terminated prior to the Settlement Closing Date, the Parties shall direct their legal counsel mutually to seek scheduling orders in the Current Actions reflecting sufficient and adequate time for the Parties to fully prepare their claims and defenses.
Section 2.4    Settlement Closing.
(a)    The purchase and sale provided for in Section 4.1 (the “Settlement Closing”) shall be consummated on the third business day following the date upon which all Parties have provided notification of satisfaction or waiver of all conditions precedent as provided in Section 2.3(a) above, or upon such other date as the Parties mutually agree (“Settlement Closing Date”).
(b)    The Settlement Closing shall occur at 11:00 A.M., New York time, on the Settlement Closing Date at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 or at such other time and place as the Parties may agree.

ARTICLE III
SETTLEMENT OF CLAIMS
Section 3.1    Settlement of Purchaser’s Operating Costs and Other Claims.
(a)    At the Settlement Closing:
(i)    Alterna shall direct Owner Trustees to make a payment to Purchaser of USD $10,661,773.44 for the share of the Operating Costs and Other Claims Settlement Amount corresponding to the Alterna Undivided Interest; and
(ii)    LDVF1 shall direct Owner Trustees to make a payment to Purchaser of USD $1,838,226.56 for the share of the Operating Costs and Other Claims Settlement Amount corresponding to the LDVF1 Undivided Interest.
(b)    The Parties agree that payment of the Operating Costs and Other Claims Settlement Amount will fully satisfy all payment obligations of Owner Trustees and, to the extent applicable, Sellers, for all Operating Costs and other Claims.
(c)    The Parties acknowledge that following the payment of the Operating Costs and Other Claims Settlement Amount as described in this Section 3.1, there will be no remaining cash balances in the respective Trusts Estates.
Section 3.2    Settlement of Outstanding Owner Trustees Costs.
At the Settlement Closing, Sellers shall make payment to Owner Trustees in proportion to Sellers’ respective Undivided Interests in full satisfaction of all Outstanding Owner Trustees Costs.
Section 3.3    Releases and Covenants Not to Sue.
(a)    Effective upon receipt of the Seller and Purchaser Deliverables and completion of the Settlement Closing, Sellers on the one hand and Purchaser on the other hand, on behalf of themselves and each of their respective agents, representatives, Affiliates, and successors and assigns, expressly covenant not to sue and generally release and discharge each other and the Owner Trustees, including each other’s and the Owner Trustees’ partners, shareholders, members, directors, officers, trustees, employees, agents, attorneys, representatives, agents, heirs, executors, corporate Affiliates, and successors and assigns (collectively for each, the “Released Parties”), from, against and with respect to any and all claims, demands, contracts, accounts, debts, liens, suits, arbitration proceedings, litigation, liability, obligations, actions, causes of action, rights, damages, costs, expenses and Losses of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, contractual or non-contractual, accrued, contingent or otherwise (“Claims”), which Sellers or Purchaser ever had, now have, or hereafter may have, against each other, the Owner Trustees and/or each other’s Released Parties related to any act, event or occurrence from the beginning of the world through and including the Settlement Closing Date of this Agreement with respect to the Current Actions, and the Plant and any agreements related thereto, including but not limited to, all Operating Costs and other Claims arising out of or relating to the Facility, the Operative Documents, the Project Documents, the Beneficial Interests, and the Trust Agreements.
(b)    Effective upon the completion of the Settlement Closing, including Owner Trustees’ receipt of the Outstanding Owner Trustees Costs, Owner Trustees, on behalf of themselves and their agents, representatives, Affiliates, and successors and assigns expressly covenant not to sue and release and discharge:
(i)     Sellers and each of Sellers’ Released Parties from, against, and with respect to any and all Claims, including but not limited to any Claims arising under or relating to the Facility Documents or any other agreement to which either of the Sellers and Owner Trustees are parties; and
(ii)     Except for the indemnity provided under Section 8.2(c) below, Purchaser and each of Purchaser’s Released Parties from, against, and with respect to any and all Claims, including but not limited to any Claims arising under or relating to the Facility Documents, the Current Actions or any other agreement to which either of the Sellers and Owner Trustees are parties through and including the Settlement Closing Date of this Agreement.
(c)    Notwithstanding Sections 3.3(a) and (b) above, the Parties each expressly reserve and do not release or discharge each other with respect to any alleged breach of any of the covenants and other undertakings set forth in this Agreement, all such Claims being expressly reserved by the Parties.
Section 3.4    Non-Admission of Liability or Obligation
Nothing in this Agreement is or shall be construed as an admission of liability or obligation by the Parties, and the Parties expressly deny any and all liability or obligation with regard to the subject matter of this Agreement, including but not limited to, the Current Actions.
Section 3.5    Dismissal of Current Actions
Upon receipt of the Seller and Purchaser Deliverables and completion of the Settlement Closing, the Parties shall cooperate in filing stipulations of dismissal with the appropriate courts, tribunals, panels, and government agencies for each of the Current Actions. Such stipulations shall be substantially in the forms attached hereto as Exhibits B, C, D, E and F.
ARTICLE IV
PURCHASE AND SALE OF BENEFICIAL INTERESTS
Section 4.1    Purchase and Sale of Beneficial Interests.
(a)    Subject to the completion of the deliveries in Section 4.2 and pursuant to an assignment and assumption agreement substantially in the form attached hereto as Exhibit A (the “Assignment and Assumption Agreement”), and in consideration of the Alterna

Purchase Price to be paid by Purchaser, Alterna shall sell, transfer, convey and deliver to Purchaser, and Purchaser shall purchase from Alterna, on the Settlement Closing Date, 100% of the Alterna Beneficial Interest for the price of USD $72,500,059.41 (the “Alterna Purchase Price”).
(b)    Subject to the completion of the deliveries in Section 4.2 and pursuant to an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit A, and in consideration of the LDVF1 Purchase Price to be paid by Purchaser, LDVF1 shall sell, transfer, convey and deliver to Purchaser, and Purchaser shall purchase from LDVF1, on the Settlement Closing Date, 100% of the LDVF1 Beneficial Interest for the price of USD $12,499,940.59 (the “LDVF1 Purchase Price”).
Section 4.2    Deliverables by Sellers.
At the Settlement Closing, Sellers will deliver or cause to be delivered the following (the “Seller Deliverables”):
(a)    the Assignment and Assumption Agreements duly executed by Sellers;
(b)    wire transfer instructions for payment of the Alterna Purchase Price;
(c)    wire transfer instruction for payment of the LDVF1 Purchase Price;
(d)    evidence, in form reasonably satisfactory to Purchaser, of Sellers’ receipt of all approvals from Governmental Authorities required to be obtained by Sellers in connection with the transactions contemplated hereby;
(e)    certificates signed by the secretaries of each of the Sellers (i) attaching all resolutions of the governing body of each of such Seller relating to the sale of the Beneficial Interests and the transactions contemplated hereby and (ii) certifying as to the incumbency of the person or persons authorized to execute and deliver such documents as will be executed and delivered on behalf of such Seller at the Settlement Closing;
(f)    certificates from a duly authorized representative of each of the Sellers certifying that each representation and warranty of such Seller contained in this Agreement, in the Exhibits attached hereto, and in all certificates and documents delivered by such Seller to Purchaser pursuant to this Agreement are true and accurate in all material respects on and as of the Settlement Closing Date; and
(g)    such certificates, other documents and instruments as Purchaser or its counsel may reasonably require in connection with, and to effect, the transactions contemplated by this Agreement and the documents to be executed in connection herewith.
Section 4.3    Deliverables by Purchaser.
At the Settlement Closing, Purchaser will deliver or cause to be delivered the following documents and deliverables (the “Purchaser Deliverables”):
(a)    the Assignment and Assumption Agreements duly executed by Purchaser;

(b)    payment of the Alterna Purchase Price to Alterna;
(c)    payment of the LDVF1 Purchase Price to LDVF1;
(d)    evidence, in form reasonably satisfactory to Sellers, of Purchaser’s receipt of all approvals from Governmental Authorities required to be obtained by Purchaser in connection with the transactions contemplated hereby;
(e)    certificates signed by the secretary of Purchaser (i) attaching all resolutions of the governing body of Purchaser relating to the sale of the Beneficial Interests and the transactions contemplated hereby and (ii) certifying as to the incumbency of the person or persons authorized to execute and deliver such documents as will be executed and delivered on behalf of Purchaser at the Settlement Closing;
(f)    certificates from a duly authorized representative of Purchaser certifying that each representation and warranty of Purchaser contained in this Agreement, in the Exhibits attached hereto, and in all certificates and documents delivered by Purchaser to Sellers pursuant to this Agreement are true and accurate in all material respects on and as of the Settlement Closing Date; and
(g)    such certificates, other documents and instruments as Sellers or their counsel may reasonably require in connection with, and to effect, the transactions contemplated by this Agreement and the documents to be executed in connection herewith.
Section 4.4    Netting at the Settlement Closing
The Parties agree that Sections 3.1 and 4.1 accurately characterize the nature and amounts of certain payments to be made at the Settlement Closing. The Parties acknowledge that for the Owner Trustees to make the payments required by Section 3.1, Sellers would be required to fund the payments to be made by the Owner Trustees. For administrative convenience, the Parties agree that in lieu of Sellers funding such payments by the Owner Trustees (i) Sellers will accept a net payment by Purchaser of $61,838,285.97 to Alterna (representing the Alterna Purchase Price less the Operating Cost Settlement Amount payable by the Owner Trustees with respect to the Alterna Undivided Interest) and $10,661,714.03 to LDVF1 (representing the LDVF1 Purchase Price less the Operating Cost Settlement Amount payable by the Owner Trustees with respect to the LDVF1 Undivided Interest), and (ii) Purchaser will accept such netting procedure in full settlement of the Operating Costs and Other Claims Settlement Amount.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SELLERS AND TRUSTEES
Section 5.1    Beneficial Interests.
Each of Sellers represents and warrants to Purchaser and Owner Trustees individually, and not jointly, that:
(a)    such Seller is the record and beneficial owner and has good and valid title to the Beneficial Interests free and clear of all liens and encumbrances.
(b)    prior to the Effective Date, such Seller has provided Purchaser with a true and complete copy of the Trust Agreement, which Trust Agreement is in full force and effect and constitutes a valid, legal and binding obligation of Seller, enforceable against Seller in accordance with its terms, and which Trust Agreement shall not have been amended, modified or supplemented from the copy so provided to Purchaser prior to the Effective Date.
(c)    other than this Agreement and the agreements attached hereto as Exhibits there are no agreements granting any third-party any rights in or to the Beneficial Interests of such Seller.
(d)    there are no liens or encumbrances on the Beneficial Interests or on the Undivided Interests of such Seller arising by or through such Seller or to their Knowledge, Owner Trustees.
(e)    to Seller’s Knowledge, Owner Trustees are not a party to any agreements related to the Facility or the Trust Estates other than the Facility Documents and Owner Trustees have not incurred any liabilities other than those arising out of the Facility Documents and the incurrence of costs included in Outstanding Owner Trustee Costs.
(f)    To the Seller’s Knowledge, other than in relation to the Current Actions and the Outstanding Owner Trustee Costs, there are no indemnity obligations owed to the Owner Trustees under the Trust Agreement.
(g)    Sellers have not entered into, or caused the Owner Trustees to enter into, any Facility Documents other than the Operative Documents and the Project Documents, other than communications and arrangements made in connection with the matters being settled pursuant to this Agreement.
Section 5.2    Existence.
Each of Sellers represents and warrants individually, and not jointly, to Purchaser and Owner Trustees that such Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and each has the power to own its properties and assets and carry on its business as now conducted.

Section 5.3    Corporate Action.
Each of Sellers represents and warrants individually, and not jointly, to Purchaser and Owner Trustees that such Seller has all requisite power to execute, deliver, and perform this Agreement and all agreements, instruments, and documents being or to be executed and delivered by it hereunder or in connection herewith. The execution, delivery and performance by such Seller of this Agreement and each of such other agreements, instruments and documents have been duly authorized by all necessary action on the part of such Seller. This Agreement has been duly executed and delivered by such Seller and is a legal, valid, and binding obligation of such Seller, and each of such other agreements, instruments, and documents, upon execution and delivery, will be a legal, valid, and binding obligation of such Seller, in each case enforceable against it in accordance with its terms, except, in the case of each of the foregoing documents, as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by the application of general equitable principles.
Section 5.4    No Conflict.
Each of Sellers represents and warrants individually, and not jointly, to Purchaser and Owner Trustees that neither the execution nor the delivery of this Agreement or any of the agreements, instruments, and documents being or to be executed and delivered by such Seller hereunder or in connection herewith nor the consummation of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions, and provisions hereof or thereto, will conflict with, result in a breach or violation of the terms, conditions, or provision of, or constitute a default, an event of default, or any event creating rights of acceleration, termination, or cancellation or a loss of rights under, the certificate of formation or operating agreement of such Seller, or any judgment, decree, order, contract, agreement, indenture, instrument, note, mortgage, lease, license, franchise, permit, award, or other authorization, right, restriction or obligation to which such Seller is a party or any of its properties are bound or under any federal, state, or local law, statute, ordinance, rule, or regulation applicable to such Seller.
Section 5.5    No Consent Required.
Each of Sellers represents and warrants individually, and not jointly, to Purchaser and Owner Trustees that no consent, authorization, approval, order, license, certificate, or permit or act of or from, or declaration or filing with, any Governmental Authority or any party to any contract, agreement, instrument, lease, or license to which such Seller is a party or by which it is bound, is required for the execution, delivery, or performance by such Seller of this Agreement or any of the other agreements, instruments, and documents being or to be executed and delivered by such Seller hereunder or in connection herewith or for consummation of the transactions contemplated except those delivered pursuant to Section 2.1.
Section 5.6    Litigation.
Each of Sellers represents and warrants individually, and not jointly, to Purchaser and Owner Trustees that to its Knowledge there are no suits, actions, administrative proceedings,

arbitrations, governmental investigations, or Claims pending or, to the Knowledge of any of the Sellers, threatened against any of the Parties which question the legality or propriety of the transactions contemplated by this Agreement, other than to the extent applicable the Current Actions, which the Parties expect to settle in accordance with this Agreement.
Section 5.7    No Other Representations or Warranties.
EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER IS PURCHASING THE BENEFICIAL INTERESTS ACKNOWLEDGING THAT THE FACILITY IS "AS IS, WHERE IS AND WITH ALL FAULTS" AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, OF ANY KIND WHATSOEVER AS TO THE FACILITY OR THE FACILITY DOCUMENTS. NEITHER SELLERS NOR ANY RELEASED PARTIES OF SELLERS SHALL BE DEEMED TO HAVE MADE, AND SELLERS FOR THEMSELVES AND THEIR RELEASED PARTIES HEREBY EXPRESSLY DISCLAIM, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, INCLUDING WITHOUT LIMITATION, (A) ANY REPRESENTATION OR WARRANTY AS TO THE VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, QUALITY OF MATERIALS OR WORKMANSHIP, FITNESS FOR USE OR FOR A PARTICULAR PURPOSE, MANUFACTURE OR MARKETABILITY OR EXISTENCE OF THE FACILITY, (B) ANY IMPLIED WARRANTY OF TITLE WITH RESPECT TO THE PREMISES, (C) AS TO THE ADEQUACY OF ANY INSURANCE COVERAGE APPLICABLE TO ANY PART OF THE TRUST ESTATE, (D) AS TO THE COLLECTABILITY OF ANY AMOUNT UNDER ANY FACILITY DOCUMENT, OR (E) AS TO ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE OR COURSE OF DEALING.
Section 5.8    Representations and Warranties of Wilmington and Wade.
Wilmington, and where specifically indicated Wade, in their individual capacities represent and warrant as to the matters set forth in this Section 5.8 as follows:
(a)    Wilmington and Wade, both as Individual Trustees and as Owner Trustees, have no outstanding claim for payment under the Trust Agreements or otherwise against Sellers through the Settlement Closing Date, except for the payment of Outstanding Owner Trustees Costs to be made by Sellers to Owner Trustees on the Settlement Closing Date in accordance with Section 3.2;
(b)    Wilmington is a trust company duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the power to own its properties and assets and carry on its business as now conducted.
(c)    Wilmington, either in its individual capacity or as an Owner Trustee, has all requisite corporate or trust power to execute, deliver, and perform this Agreement and all agreements, instruments, and documents being or to be executed and delivered by it hereunder or in connection herewith. The execution, delivery and performance by Wilmington of this Agreement and each of such other agreements, instruments and documents have been duly authorized by all necessary corporate action on the part of Wilmington. This Agreement has been duly executed and delivered by Wilmington and the Owner Trustees and is a legal, valid, and binding obligation of Wilmington and the Owner Trustees, and each of such other agreements, instruments, and documents, upon execution and delivery, will be a legal, valid, and binding obligation of Wilmington and the Owner Trustees, in each case enforceable against it in accordance with its terms, except, in the case of each of the foregoing documents, as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by the application of general equitable principles.
(d)    Neither the execution nor the delivery of this Agreement or any of the agreements, instruments, and documents being or to be executed and delivered by Wilmington hereunder or in connection herewith nor the consummation of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions, and provisions hereof or thereto, will conflict with, result in a breach or violation of the terms, conditions, or provision of, or constitute a default, an event of default, or any event creating rights of acceleration, termination, or cancellation or a loss of rights under, the articles or bylaws of Wilmington, or any judgment, decree, order, contract, agreement, indenture, instrument, note, mortgage, lease, license, franchise, permit, award, or other authorization, right, restriction or obligation to which Wilmington is a party or any of its properties is bound or under any federal, state, or local law, statute, ordinance, rule, or regulation applicable to Wilmington.
(e)    No consent, authorization, approval, order, license, certificate, or permit or act of or from, or declaration or filing with, any Governmental Authority or any party to any contract, agreement, instrument, lease, or license to which Wilmington is a party or by which it is bound, is required for the execution, delivery, or performance by Wilmington of this Agreement or any of the other agreements, instruments, and documents being or to be executed and delivered by Wilmington hereunder or in connection herewith or for consummation of the transactions contemplated except those delivered pursuant to Section 2.1.
(f)    To the Knowledge of Wilmington and Wade, there are no suits, actions, administrative proceedings, arbitrations, governmental investigations, or Claims pending or threatened against any of the Parties which question the legality or propriety of the transactions contemplated by this Agreement, other than to the extent applicable the Current Actions, which the Parties expect to settle in accordance with this Agreement.
(g)    To the Knowledge of Wilmington and Wade, other than in relation to the Current Actions and the Outstanding Owner Trustee Costs, there are no indemnity obligations owed to the Owner Trustees under the Trust Agreement.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PURCHASER AND INDEMNITOR
Each of the Purchaser and Indemnitor represents and warrants to Sellers and Owner Trustees that:

Section 6.1    Existence and Relationship
It is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona and it has the power to own its properties and assets and carry on its business as now conducted. Indemnitor is the owner of all common stock of Purchaser and expects to materially benefit from the execution, delivery, and performance of this Agreement.
Section 6.2    Corporate Action.
It has all requisite power to execute, deliver, and perform this Agreement and all agreements, instruments, and documents being or to be executed and delivered by it hereunder or in connection herewith. The execution, delivery and performance by it of this Agreement and each of such other agreements, instruments and documents have been duly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by it and is a legal, valid, and binding obligation of it, and each of such other agreements, instruments, and documents, upon execution and delivery, will be a legal, valid, and binding obligation of it, in each case enforceable against it in accordance with its terms, except, in the case of each of the foregoing documents, as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by the application of general equitable principles.
Section 6.3    No Conflict.
Neither the execution nor the delivery of this Agreement or any of the agreements, instruments, and documents being or to be executed and delivered by it hereunder or in connection herewith nor the consummation of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions, and provisions hereof or thereto, will conflict with, result in a breach or violation of the terms, conditions, or provision of, or constitute a default, an event of default, or any event creating rights of acceleration, termination, or cancellation or a loss of rights under, its articles or bylaws, or any judgment, decree, order, contract, agreement, indenture, instrument, note, mortgage, lease, license, franchise, permit, award, or other authorization, right, restriction or obligation to which it is a party or any of its respective properties is bound or under any federal, state, or local law, statute, ordinance, rule, or regulation applicable to it.
Section 6.4    No Consent Required.
No consent, authorization, approval, order, license, certificate, or permit or act of or from, or declaration or filing with, any Governmental Authority or any party to any contract, agreement, instrument, lease, or license to which it is a party or by which it is bound, is required for the execution, delivery, or performance by it of this Agreement or any of the other agreements, instruments, and documents being or to be executed and delivered by it hereunder or in connection herewith or for consummation of the transactions contemplated except those delivered pursuant to Section 2.1.

Section 6.5    Litigation.
To its Knowledge, there are no suits, actions, administrative proceedings, arbitrations, governmental investigations, or Claims pending or, to its Knowledge, threatened against any of the Parties which question the legality or propriety of the transactions contemplated by this Agreement, other than the Current Actions, which the Parties expect to settle in accordance with this Agreement,
ARTICLE VII
ADDITIONAL AGREEMENTS
Section 7.1    Tax Matters.
(a)    Sales Tax. Purchaser shall pay any and all sales, use, transfer and similar taxes, fees or duties assessed by any federal, state or local taxing authority arising out of the sale, transfer, conveyance or assignment of the Beneficial Interests contemplated by this Agreement.
(b)    Income Tax. Notwithstanding anything set forth in this Agreement or in the Assignment or Assumption Agreements, Purchaser shall not be responsible to Sellers for any federal, state or local taxes based upon, measured by, or calculated with respect to, net income, net profits, deemed net profits, or gain from the sale, transfer, conveyance or assignment of the Beneficial Interests from Sellers to Purchaser.
Section 7.2    Expenses.
Sellers and Purchaser shall each be responsible for and shall pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including all respective legal, consultant, expert, and other expenses incurred in relation to the Current Actions, the Facility, negotiation and preparation of the MOU and this Agreement, excluding only Facility-related expenses previously reimbursed to Sellers by Purchaser. Sellers shall bear the costs of Owner Trustees (including, without limitation, reasonable attorneys’ fees and expenses, but excluding any Operating Costs other than the Operating Costs and Other Claims Settlement Amount being paid by the Owner Trustees) as incurred through the Settlement Closing Date and shall make payment to Owner Trustees for all such costs (“Outstanding Owner Trustees Costs”) at the time of the Settlement Closing as further described in Section 3.2.
Section 7.3    Non-Disparagement.
Unless this Agreement is terminated before the Settlement Closing occurs, the Parties agree that they and each of their Affiliates will refrain from making any statement to any third party that disparages, ridicules, or maligns another Party to this Agreement. This provision does not require withdrawal of any statements that may have been made prior to the Effective Date, including, but not limited to, statements made in connection with the Current Actions, but does require that any such prior statement not be further published or disseminated by or at the direction of the Party making such statement.

Section 7.4    Termination of Agreements.
The Participation Agreement, the Tax Indemnity Agreements, and each other agreement related to the Facility to which Sellers and Purchaser are parties shall be terminated as between Sellers and Purchaser on the Settlement Closing Date without the need for further action.
ARTICLE VIII
INDEMNIFICATION
Section 8.1    Indemnifications by Alterna and LDVF1.
Alterna and LDVF1 each hereby agree, on a several basis only, in proportion to their respective percentage ownerships of the Beneficial Interests, to indemnify, defend, protect, and hold harmless Purchaser, together with its officers, directors, shareholders, employees, representatives, attorneys, agents, corporate Affiliates, and successors and assigns (collectively, the “Purchaser Indemnified Parties”), from and against any and all Losses, Claims and Indemnification Expenses incurred subsequent to the Settlement Closing imposed upon or incurred by any Purchaser Indemnified Party as a result of, in connection with, arising from, or otherwise related to:
(i)    any breach or default in the performance of, any covenant, agreement or obligation to be performed by such Seller pursuant to this Agreement; and/or
(ii)    any breach of any warranty or the inaccuracy of any representation by such Seller contained or referred to in this Agreement or in any certificate delivered by or on behalf of such Seller pursuant hereto.
Section 8.2    Indemnifications by Purchaser and Indemnitor.
(a)    Purchaser and Indemnitor each hereby agree, jointly and severally, to indemnify, defend, protect and hold harmless Sellers, together with their respective officers, directors, shareholders, members, employees, representatives, attorneys, agents, corporate Affiliates, and successors and assigns (collectively, the “Seller Indemnified Parties”), from and against any and all Losses, Claims and Indemnification Expenses incurred subsequent to the Settlement Closing imposed upon or incurred by any Seller Indemnified Party as a result of, in connection with, arising from or otherwise related to:
(i)    any breach or default in the performance by Purchaser of any covenant, agreement, or obligation to be performed by Purchaser pursuant to this Agreement;
(ii)    any breach of any warranty or the inaccuracy of any representation by Purchaser contained or referred to in this Agreement or in any certificate delivered by or on behalf of Purchaser pursuant hereto; and/or
(iii)    except as provided under Section 7.1(b) above, any and all past, current, and/or future Claims of any kind to the extent arising out of or related in any way to the Facility, the Facility Documents, the Beneficial Interests, and the Trust Agreements.

(b)    Without limitation of the foregoing, Purchaser and Indemnitor each hereby further agree, jointly and severally, to indemnify, defend, protect and hold harmless the Seller Indemnified Parties from and against any and all Losses, Claims and Indemnification Expenses incurred subsequent to the Settlement Closing imposed upon or incurred by any Seller Indemnified Party as a result of, in connection with, arising from or otherwise related to:
(i)    any and all Environmental Damages which may at any time be imposed upon, threatened against, incurred by, or asserted or awarded against any Seller Indemnified Party related to the Facility, including without limitation, any presently existing, known or unknown, Contamination on, in or under, or migrating onto or from, all or any portion of the Facility;
(ii)    any violation of or alleged violation of Environmental Law at the Facility; and/or
(iii)    any violation of or alleged violation of Environmental Law involving any Regulated Substance generated, used, handled, processed, or stored at, or transported to or from, the Facility
(c)    Purchaser acknowledges that the respective Trust Agreements, under which Sellers’ rights, interests, and obligations shall be assigned pursuant to the respective Assignment and Assumption Agreements, contain indemnity obligations running from Sellers in favor of the Owner Trustees and that such indemnity obligations shall become the exclusive obligation of Purchaser upon completion of the transactions contemplated in this Agreement.
Section 8.3    Limitations and Survival.
The representations and warranties and indemnities contained in this Agreement shall survive the Settlement Closing and shall remain in full force and effect without limitation.
Section 8.4    Notification and Related Matters.
The Party claiming indemnity hereunder (hereinafter referred to as the “Indemnified Party”) shall give the Party against whom such indemnity is sought (hereinafter referred to as the “Indemnifying Party”) reasonably prompt notice after obtaining knowledge of any claim or the existence of facts as to which recovery may be sought against the Indemnifying Party pursuant to Sections 8.1 or 8.2 (the “Claim Notice”). If such indemnity will arise from the claim of a third party (as opposed to a claim between Sellers and Purchaser), the Indemnified Party agrees that, within twenty (20) days after it is given written notice of the assertion of any claim as to liability with respect to which indemnity may be sought by it hereunder, the Indemnified Party will notify the Indemnifying Party in writing of such asserted liability. If, after the receipt of such notice from the Indemnified Party and the expiration of a reasonable period of time to investigate the facts, circumstances and legal foundation upon which such claim of indemnity is based, the Indemnifying Party notifies the Indemnified Party in writing of its election to have the asserted liability challenged or defended by it, the Indemnifying Party thereafter shall be entitled to direct, through counsel of its choosing, the challenge or defense against such asserted liability at its own expense, and shall keep the Indemnified Party fully informed of its actions; provided, however, the Indemnifying Party shall not make any settlement of any claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive relief or other equitable relief against the Indemnified Party or its assets, employees or business. In case the Indemnifying Party so elects to direct such challenge or defense, the Indemnified Party may participate, at its sole cost and expense, unless such participation by the Indemnified Party has been requested in writing by the Indemnifying Party. In case the Indemnifying Party does not elect as aforesaid to direct such challenge or defense, the Indemnified Party may then, in its sole discretion, elect to challenge or defend such matter, in which event the Indemnified Party’s fees and expenses shall be borne by the Indemnifying Party, and the Indemnified Party shall have the sole right to settle any such asserted liability; provided, that the Indemnifying Party may participate in such challenge or defense at its own expense. In the event the Indemnifying Party elects to direct such challenge or defense as herein set out, the Indemnified Party shall not settle, pay, or cause or permit to be paid, any part of any claim or demand arising from such asserted liability until the Indemnifying Party consents in writing to such payment (which consent shall not be unreasonably withheld), until the Indemnifying Party withdraws from the challenge or defense of such asserted liability, or until a final judgment from which no appeal has been taken by or on behalf of the Indemnifying Party is entered against the Indemnified Party for such liability. Then, and in any such event, the Indemnifying Party shall become obligated to pay such liability to the extent such liability is within the terms and conditions hereof. If the Indemnifying Party elects not to challenge or defend, as it is herein authorized to do, the Indemnified Party shall be entitled to charge such asserted liability, to the extent such liability is within the terms and conditions hereof, to the Indemnifying Party at such time as the Indemnified Party reaches the decision to make no further challenge or defense in connection with such asserted liability on its own behalf as hereinabove authorized. With respect to any claim for which the Indemnifying Party elects to direct the challenge or defense, the Indemnified Party agrees to cooperate fully with the Indemnifying Party in such challenge or defense by making available to the Indemnifying Party the reasonably required records, employees, and facilities of the Indemnified Party. The Indemnified Party further agrees to take any and all reasonable steps requested by the Indemnifying Party to mitigate any losses, damages, or expenses with respect to any such claim. In the event it is ultimately determined that the Indemnified Party was not entitled to indemnification under this Article, or under any other provision of this Agreement, and the Indemnifying Party has nonetheless assumed the defense of such asserted liability, then the Indemnified Party shall, at such time as it is ultimately determined that the Indemnified Party was not entitled to indemnification, reimburse the Indemnifying Party for the costs and expenses, including reasonable attorneys’ fees, incurred by the Indemnifying Party in connection with such assumption.

ARTICLE IX
MISCELLANEOUS
Section 9.1    Retention of and Access to Records after Settlement Closing.
(a)    For a period of seven years after the Settlement Closing Date, Sellers and their representatives shall have reasonable access to all of the books and records of Purchaser relating to the Beneficial Interests to the extent that such access may reasonably be required by Sellers in connection with matters relating to or affected by the Beneficial Interests prior to the Settlement Closing Date (including, without limitation, for the preparation of Tax Returns and financial statements and other reasonable purposes). Such access shall be afforded by Purchaser upon receipt of reasonable advance notice and during normal business hours. Sellers shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 9.1(a). If Purchaser shall desire to dispose of any of such books and records prior to the expiration of such seven-year period, Purchaser shall, prior to such disposition, give Sellers a reasonable opportunity, at Sellers’ expense, to segregate and remove such books and records as Sellers may select.
(b)    For a period of seven years after the Settlement Closing Date, Purchaser and its representatives shall have reasonable access to all of the books and records of Sellers relating to the Beneficial Interests, including for the preparation of Tax Returns, financial statements, reports to Governmental Authorities and other reasonable purposes. Such access shall be afforded by Sellers upon receipt of reasonable advance notice and during normal business hours. Purchaser shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 9.1(b). If Sellers shall desire to dispose of any of such books and records prior to the expiration of such seven-year period, Sellers shall, prior to such disposition, give Purchaser a reasonable opportunity, at Purchaser’s expense, to segregate and remove such books and records as Purchaser may select.
Section 9.2    Exhibits.
The Exhibits referred to in this Agreement shall be deemed to be incorporated herein by reference and made a part hereof as if set out in full herein.
Section 9.3    Assignment.
The rights of any Party under this Agreement shall not be assignable by such Party prior to the Settlement Closing. Following the Settlement Closing, a Party may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.
Section 9.4    Headings.
The titles and headings contained in this Agreement (including in the Exhibits hereto) are included for purposes of convenience only and shall not be considered a part of this Agreement in construing or interpreting any provision hereof.
Section 9.5    Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to that state’s choice of law or conflict of laws doctrines.
Section 9.6    Submission to Jurisdiction; Selection of Forum.
The Parties hereto agree (i) that any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated by this Agreement, whether in tort or contract or at law or in equity, shall be exclusively brought either in the United State District Court for the Southern District of New York or the Supreme Court of the State of New York for New York County (each, a “Chosen Court”); (ii) to irrevocably submit to the jurisdiction of the Chosen Court to the full extent permitted by law; (iii) waive any objection to laying venue in any such action or proceeding in either Chosen Court; (iv) waive any objection that such Chosen Court is an inconvenient forum; and (v) agree that service of process upon any involved Party in any such action or proceeding shall be effective if notice is given in accordance with this Agreement.
Section 9.7    Notices.
All notices, requests, demands, and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been given on the date of delivery personally; or the date of deposit with a nationally recognized overnight delivery service or in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed as set forth on the signature pages hereto or to such other person or address as either Party shall designate by notice to the other Party in accordance herewith; or the date of machine receipt or other acknowledgement if sent via e-mail.
Section 9.8    Counterparts.
This Agreement may be executed by the Parties in one or more counterparts, all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the Parties and delivered to each Party.
Section 9.9    Successors and Assigns.
This Agreement shall be binding upon and inure to the benefit of each of the Parties hereto and their respective successors and permitted assigns.
Section 9.10    Subrogation.
Nothing in this Agreement, express or implied, including the indemnities hereof, shall be deemed to create in any Person or entity other than the Parties signatory hereto and their successors and permitted assigns hereof and, with respect to Article VIII, other than Purchaser Indemnified Parties and Seller Indemnified Parties, (i) any right, remedy, or claim under or by reason of this Agreement or (ii) any rights of subrogation from, through, or under any indemnified Party because of any claim paid or defense provided or otherwise.
Section 9.11    Severability of Provisions.

Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any person or circumstances shall, to any extent and for any reason, be held in any proceeding to be invalid, illegal, or unenforceable, such provision, or the application thereof to any person or circumstance, shall be ineffective to the extent, but only to the extent, of such invalidity, illegality, or unenforceability without invalidating the remainder of such invalid, illegal, or unenforceable provision or any other provisions hereof or the application of such provision to persons or circumstances other than those to which it was held to be invalid, illegal, or unenforceable, but only if and to the extent such construction would not materially and adversely frustrate the Parties’ essential objectives as expressed herein.
Section 9.12    Entire Agreement; Amendments; Waivers.
This Agreement (including the Exhibits referred to herein and the documents delivered pursuant hereto) constitutes the entire agreement of the Parties hereto pertaining to the subject matter contained herein and supersedes all prior agreements, representations, understandings, or letters of intent (including the MOU (which is hereby terminated)) of the Parties hereto. This Agreement shall not be amended, modified, or supplemented except by a written instrument signed by an authorized representative of each of the Parties hereto. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such Party. The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.
Section 9.13    Right to Injunctive Relief.
The Parties expressly agree that the breach of any of the terms and conditions hereof may result in irreparable damage for which money damages would be an inadequate remedy. Accordingly, in the event of a breach or a threatened breach by Purchaser, Sellers or Owner Trustees or by any of their agents or advisors of any of the provisions of this Agreement, and in addition to any other remedy provided herein, by law or in equity, the non-breaching party shall be entitled to seek appropriate injunctive relief in any court specified in Section 9.6. In addition, the non-breaching Party shall be entitled to receive from the breaching Party its costs and reasonable attorneys’ fees in connection with any successful enforcement of its rights under this Section.
Section 9.14    Limitation of Owner Trustee Liability.
It is expressly understood and agreed by the parties that (except as expressly provided herein) (a) this document is executed and delivered by Wilmington and Wade, not individually or personally, but solely as Owner Trustees, in the exercise of the powers and authority conferred and vested in them, (b) each of the representations, undertakings and agreements herein made on the part of the Owner Trustees is made and intended not as personal representations, undertakings and agreements by Wilmington or Wade but is made and intended for the purpose for binding only the Owner Trustees, (c) nothing herein contained shall be construed as creating any liability on Wilmington or Wade, individually or personally, to perform any covenant either expressed or implied contained herein of the Owner Trustees, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) neither Wilmington nor Wade has made any investigation as to the accuracy or completeness of any representations or warranties made by the Owner Trustees in this Agreement and (e) under no circumstances shall Wilmington or Wade, be personally liable for the payment of any indebtedness or expenses of the Owner Trustees or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Trustees under this Agreement or any other related documents.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

ALTERNA SPRINGERVILLE LLC

By: /s/ Roger P. Miller
Name:    Roger P. Miller
Title: President

c/o Alterna Capital Partners LLC
15 River Road, Suite 320
Wilton, CT 06897
Attention: Thomas X. Fritsch, Esq.

LDVF1 TEP LLC

By: /s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

1345 Avenue of the Americas
New York, NY 10105

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee (except as expressly provided herein)

By: /s/ Melinda Morales Romay
Name: Melinda Morales Romay
Title: Assistant Vice President

Rodney Square North
1100 North Market Street
Wilmington, DE 19890
Attention: Jose Paredes

WILLIAM J. WADE, not in his individual capacity, but solely as Cotrustee (except as expressly provided herein)

/s/ William J. Wade
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890

UNS ENERGY CORPORATION

By: /s/ David Hutchens
Name: David Hutchens
Title: President & CEO

88 East Broadway Blvd.
Mail Stop HQE910
Tucson, Arizona 85701
Attention: General Counsel

TUCSON ELECTRIC POWER COMPANY

By: /s/ David Hutchens
Name: David Hutchens
Title: President & CEO

88 East Broadway Blvd.
Mail Stop HQE910
Tucson, Arizona 85701
Attention: General Counsel

Exhibit A
ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Agreement”) is made this _____, 2016 (“Settlement Closing Date”), by and between [ALTERNA SPRINGERVILLE LLC / TEP LDVF1 LLC], a Delaware limited liability company (“Seller”), and TUCSON ELECTRIC POWER COMPANY, an Arizona corporation (“Purchaser” together with Seller, “Parties”). Capitalized terms used herein without definition have the respective meanings specified in the Agreement for Settlement of Claims Including Releases and Purchase and Sale of Beneficial Interests between Seller and Purchaser, inter alia, (the “Purchase Agreement”).

Background

A.    Seller is an Owner Participant under the Participation Agreement.

B.    Seller holds all of the right, title, and interest in and to one hundred percent (100%) of the beneficial interest under its respective Trust Agreement and in its respective Trust Estate (as defined in Section 2.01 of its respective Trust Agreement), and, in its capacity as Owner Participant, all contractual rights and obligations, if any, in, to, and under the Facility Documents to which it is a party (collectively, the “Beneficial Interest”).

C.    Seller and Purchaser desire to evidence the sale, transfer, conveyance, assignment, and delivery by Seller to Purchaser, and assumption by Purchaser, of the Beneficial Interest.

D.    Seller and Purchaser have entered into the Purchase Agreement to, among other things, govern the terms of the sale, transfer, assignment and assumption of the Beneficial Interest.

Agreements

In consideration of the foregoing Background and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, Seller and Purchaser, intending to be legally bound, agree as follows:

1.    Assignment. Seller hereby sells, transfers, conveys, assigns, and delivers to Purchaser as of the Settlement Closing Date all of its present and future right, title and interest in, to and under the Beneficial Interest.

2.    Assumption. Purchaser hereby accepts the sale, transfer, conveyance, assignment, and delivery of Seller's present and future right, title and interest in, to and under the Beneficial Interest, agrees that it shall be deemed a party to the respective Trust Agreement, the Participation Agreement, and the other Operative Documents to which the Seller as Owner Participant is a party and assumes, and covenants and agrees to observe and perform, all of the obligations of the Seller as Owner Participant arising or accruing under the Trust Agreement, the Participation Agreement, the other Operative Documents to which it is a party, and any other Facility Document.

3.    No Representation or Warranty. Except as otherwise provided in the Purchase Agreement, the Seller shall not be deemed to have made, and Purchaser expressly disclaims, any representation or warranty, express or implied, with respect to the Beneficial Interest.

4.    Beneficiaries. The Owner Trustees, and their respective successors and permitted assigns, are intended beneficiaries of, and may rely upon the representation, warranties, and undertakings contained in, this Agreement.

5.    Amendments. This Agreement may only be amended, modified or terminated by an instrument in writing signed by all of the parties to this Agreement.

6.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to that state’s choice of law or conflict of laws doctrines

7.    Effectiveness. This Agreement and the assignment and assumption to be effected hereby shall be effective from and after the Settlement Closing Date.

8.    Counterparts. This Agreement may be executed in any number of identical counterparts (which may include facsimile signatures and may be delivered by facsimile or electronic transmission), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

* * * * *
IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

[ALTERNA SPRINGERVILLE LLC
/ TEP LDVF1 LLC]

By: _____________________________________

Name:

Title:

TUCSON ELECTRIC POWER COMPANY

By: _____________________________________

Name:

Title:

Exhibit B

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

ALTERNA SPRINGERVILLE LLC

and

LDVFI TEP LLC

(each together with WILMINGTON TRUST COMPANY and WILLIAM J. WADE, acting solely in their respective capacities as Trustee and Cotrustee),

   Plaintiffs,

   - against -

TUCSON ELECTRIC POWER COMPANY,

   Defendant.

: : : : : : : : : : : : : : : : : : : : :	Index No.: 653898/2014 STIPULATION OF DISCONTINUANCE Hon. Jeffrey K. Oing

Plaintiffs Alterna Springerville LLC and LDVF1 TEP LLC, each together with Wilmington Trust Company and William J. Wade acting solely in their respective capacities as Trustee and Cotrustee (“Plaintiffs”), and Defendant Tucson Electric Power Company (“Defendant”), though their undersigned counsel and pursuant C.P.L.R § 3217(a) (2) and an Agreement for Settlement of Claims Including Releases and Purchase and Sale of Beneficial Interests among the parties dated February 29, 2016, hereby stipulate to the voluntary discontinuance of the instant action with prejudice and without attorneys’ fees or costs against any party.

DRINKER BIDDLE & REATH LLP		MORGAN, LEWIS & BOCKIUS LLP

BY:	/s/ Andrew P. Foster	/s/ Laurie E. Foster

	Andrew P. Foster	Laurie E. Foster
	Brian C. Pickard (admitted pro hac vice)	John M. Vassos
	Nicole D. Josko (admitted pro hac vice)	Heather L. Hopkins
	DRINKER BIDDLE & REATH LLP	MORGAN, LEWIS & BOCKIUS LLP
	1177 Avenue of the Americas, 41st Floor	101 Park Avenue
	New York, NY 10036-2714	New York, NY 10178-0060

	Attorneys for Plaintiffs	Attorneys for Defendant
	Alterna Springerville LLC	Tucson Electric Power Company
and LDVF1 TEP LLC, each together
with Wilmington Trust Company and
William J. Wade acting solely in their
respective capacities as Trustee and
Cotrustee

	Dated: February 29, 2016	Dated: February 29, 2016

Exhibit C

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

ALTERNA SPRINGERVILLE LLC and LDVFI TEP LLC Plaintiffs, - against - TUCSON ELECTRIC POWER COMPANY, Defendant.	: : : : : : : : : : : : : : : :	Index No.: 653064/2015 STIPULATION OF DISMISSAL Hon. Jeffrey K. Oing

Plaintiffs Alterna Springerville LLC and LDVF1 TEP LLC (“Plaintiffs”) and Defendant Tucson Electric Power Company (“Defendant”), though their undersigned counsel and pursuant to C.P.L.R. § 3217 (a) (2) and an Agreement for Settlement of Claims Including Releases and Purchase and Sale of Beneficial Interests among the parties dated February 29, 2016, hereby stipulate to the voluntary discontinuance of the instant action with prejudice and without attorneys’ fees or costs against any party.

DRINKER BIDDLE & REATH LLP		MORGAN, LEWIS & BOCKIUS LLP

BY:	/s/ Andrew P. Foster	/s/ Laurie E. Foster

	Andrew P. Foster	Laurie E. Foster
	Ross A. Lewin (admitted pro hac vice)	John M. Vassos
	DRINKER BIDDLE & REATH LLP	Heather L. Hopkins
	1177 Avenue of the Americas, 41st Floor	MORGAN, LEWIS & BOCKIUS LLP
	New York, NY 10036-2714	101 Park Avenue
New York, NY 10178-0060
Attorneys for Plaintiffs
	Alterna Springerville LLC	Attorneys for Defendant
	and LDVF1 TEP LLC	Tucson Electric Power Company

	Dated: February 29, 2016	Dated: February 29, 2016

Exhibit D

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

TUCSON ELECTRIC POWER COMPANY

                             Petitioner,
v.

WILMINGTON TRUST COMPANY and WILLIAM J. WADE

(acting solely as Owner Trustee and Co-Trustee, respectively, under and pursuant to Trust Agreements dated as of December 15, 1986, as amended, for the benefit of Owner Participants Alterna Springerville LLC and LDVF1 TEP LLC),
             Respondents.
: : : : : : : : : : : : : : : : :	Index No.: 653774/2015 STIPULATION OF DISCONTINUANCE Hon. Jeffrey K. Oing

Respondents Wilmington Trust Company and William J. Wade acting solely as Owner Trustee and Co-Trustee, respectively, under and pursuant to Trust Agreements dated as of December 15, 1986, as amended, for the benefit of Owner Participants Alterna Springerville LLC and LDVF1 TEP LLC (“Respondents”) and Petitioner Tucson Electric Power Company (“Petitioner”), though their undersigned counsel and pursuant to C.P.L.R § 3217 (a) (2) and an Agreement for Settlement of Claims Including Releases and Purchase and Sale of Beneficial Interests among the parties dated February 29, 2016, hereby stipulate to the voluntary discontinuance of the instant action with prejudice and without attorneys’ fees or costs against any party.

DRINKER BIDDLE & REATH LLP		MORGAN, LEWIS & BOCKIUS LLP

BY:	/s/ Andrew P. Foster	/s/ Laurie E. Foster

	Andrew P. Foster	Laurie E. Foster
	DRINKER BIDDLE & REATH LLP	MORGAN, LEWIS & BOCKIUS LLP
	1177 Avenue of the Americas, 41st Floor	101 Park Avenue
	New York, NY 10036-2714	New York, NY 10178-0060

	Attorneys for Respondents	Attorneys for Petitioner

	Dated: February 29, 2016	Dated: February 29, 2016

Exhibit E

AMERICAN ARBITRATION ASSOCIATION
COMMERCIAL ARBITRATION RULES

TUCSON ELECTRIC POWER COMPANY,

                            -vs-

ALTERNA SPRINGERVILLE LLC and
LDVF1 TEP LLC

(each together with WILMINGTON TRUST COMPANY, as Owner Trustee, and WILLIAM J. WADE, as Co-Trustee, under separate Trust Agreements dated as of December 15, 1986, as Amended)

with

WILMINGTON TRUST COMPANY and WILLIAM J. WADE, acting solely as Owner Trustee and Co-Trustee respectively under and pursuant to Trust Agreements dated as of December 15, 1986, as amended, for the benefit of Owner Participants Alterna Springerville, LLC and LDVF1 TEP LLC

                            -vs-

TUCSON ELECTRIC POWER COMPANY

Consolidated Matter Case No. 01-15-0003-2729

STIPULATION OF DISMISSAL

Alterna Springerville LLC and LDVF1 TEP LLC, each together with Wilmington Trust Company, as Owner Trustee, and William J. Wade, as Co-Trustee, under separate Trust

Agreements dated as of December 15, 1986, as Amended, and Tucson Electric Power Company, though their undersigned counsel and pursuant to an Agreement for Settlement of Claims Including Releases and Purchase and Sale of Beneficial Interests among the parties dated February 29, 2016, hereby stipulate to the voluntary discontinuance of the instant proceeding with prejudice and without attorneys’ fees or costs against any party.

DRINKER BIDDLE & REATH LLP		MORGAN, LEWIS & BOCKIUS LLP

BY:	/s/ Andrew P. Foster	/s/ Laurie E. Foster

	Andrew P. Foster	Laurie E. Foster
	Brian C. Pickard	John M. Vassos
	Nicole D. Josko	Heather L. Hopkins
	DRINKER BIDDLE & REATH LLP	MORGAN, LEWIS & BOCKIUS LLP
	1177 Avenue of the Americas, 41st Floor	101 Park Avenue
	New York, NY 10036-2714	New York, NY 10178-0060

	Attorneys for	Attorneys for
	Alterna Springerville LLC and	Tucson Electric Power Company
LDVF1 TEP LLC, each together with
Wilmington Trust Company, and
William J. Wade
acting solely as Owner Trustee and Co-Trustee
respectively under and pursuant to Trust
Agreements dated as of December 15, 1986,
as amended, for the benefit of Owner
Participants Alterna Springerville, LLC and
LDVF1 TEP LLC

	Dated: February 29, 2016	Dated: February 29, 2016

Exhibit F
Docket No. 15-73844

UNITED STATES COURT OF APPEALS
FOR THE NINTH CIRCUIT
ALTERNA SPRINGERVILLE LLC, LDVF1 TEP LLC, WILMINGTON TRUST
COMPANY, AND WILLIAM J. WADE,
Petitioners, v.
FEDERAL ENERGY REGULATORY COMMISSION,
Respondent,
and
TUCSON ELECTRIC POWER COMPANY,
Intervenor
STIPULATION OF DISMISSAL
PURSUANT TO F.R.A.P. 42(b)
Pursuant to Rule 42(b) of the Federal Rules of Appellate Procedure, it is hereby stipulated and agreed by and between the parties that the above-captioned matter is DISMISSED with prejudice and with each party to bear its own costs.

/s/ Derek D. Green	/s/ Ross R. Fulton
Derek D. Green	Ross R. Fulton
Davis Wright Tremaine, LLP	Federal Energy Regulatory Commission
1300 SW Fifth Avenue, Suite 2400	888 First Street, N.E.
Portland, Oregon 97201	Washington, D.C. 20426
(503) 241-2300	(202) 502-8003
derekgreen@dwt.com	Ross.Fulton@ferc.gov
Counsel for the Petitioners	Counsel for the Respondent

/s/ Jeffrey M. Jakubiak
Jeffrey M. Jakubiak
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
(212) 351-2498
jjakubiak@gibsondunn.com
Counsel for the Intervenor